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EXECUTION COPY

Communication Intelligence Corporation

___________________________________

Note and Warrant Purchase Agreement

___________________________________

Dated as of

September 20, 2011

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TABLE OF CONTENTS

Page

1. Purchase and Sale of the Note and Warrant	1
1.1 Authorization of Issuance of the Note and the Warrant	1
1.2 Purchase and Sale of the Note and the Warrant	1
1.3 Use of Proceeds	1
1.4 Closing	2
1.5 Delivery	2

2. Representations and Warranties of the Company	2
2.1 Organization, Standing and Power	2
2.2 Certificate of Incorporation and Bylaws	2
2.3 Power; Authority and Enforceability	2
2.4 Capitalization	2
2.5 Authorization; Consents	3
2.6 Absence of Conflicts	3
2.7 Compliance of Conflicts	4
2.8 Governmental Consents	4
2.9 SEC Reports; Disclosure	4
2.10 Financial Statements	5
2.11 Disclosure	5

3. Representations and Warranties the Each Investor	5
3.1 Organization and Qualification	5
3.2 Authorization and Enforceability	5
3.3 Purchase Entirely for Own Account	6
3.4 Access to Information	6
3.5 Investment Experience	6
3.6 Accredited Investor	6
3.7 Restricted Securities	6
3.8 Legends	6

4. Conditions to Closing, Covenants of Company	7
4.1 Conditions of Investor’s Obligations at Closing	7
4.2 Conditions to Obligations of the Company	7
4.3 Reservation of Stock	8

5. Miscellaneous	8
5.1 Wavers and Amendments	8
5.2 Governing Law	8
5.3 Survival	8
5.4 Successors and Assigns	8
5.5 Entire Agreement	8
5.6 Notices, etc	8
5.7 Severability	9

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5.8 Counterparts	9
5.9 Non-Liability of Investor	9
5.10 Expenses	10
5.11 Waiver of Jury Trial	10
5.12 Further Assurances	10
5.13 Delays or Omissions	10

Schedule A - List of investors
Exhibit A - Form of Unsecured Convertible Promissory Note
Exhibit B - Form of Warrant to Purchase Preferred Stock

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Communication Intelligence Corporation

Note and Warrant Purchase Agreement

This Note and Warrant Purchase Agreement (the “Agreement”) is dated as of September 20, 2011, by and among Communication Intelligence Corporation, a Delaware corporation (the “Company”), and the investor listed on Schedule A attached hereto (the “Investor”).

W I T N E S S E T H:

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Investor at the Closing (i) an unsecured convertible promissory note in the original aggregate principal amount of $500,000 in the form attached hereto as Exhibit A (the “Note”) and (ii) a warrant (the “Warrant”) to purchase such number of shares of Common Stock of the Company as determined by dividing (x) 25% of the aggregate principal amount of the Note purchased by the Investor, by (y) the exercise price of $0.0225 per share (the “Warrant Exercise Price”) in the form attached hereto as Exhibit B, and the Investor desires to purchase the Note and the Warrant from the Company on the terms and conditions set forth herein;

WHEREAS, the board of directors of the Company, the Special Committee of the board of directors of the Company (the “Special Committee”), the requisite holders of the Series B Preferred Stock of the Company (the “Series B Preferred Stock”) and the requisite holders of the Series C Preferred Stock of the Company (the “Series C Preferred Stock”) have approved the execution and delivery of this Agreement, the Note, the Warrant and all ancillary agreements related hereto, and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of the Note and Warrant.

1.1 Authorization of Issuance of the Note and the Warrant.  Subject to the terms and conditions of this Agreement, on or prior to the date of the Closing, the Company shall have authorized the issuance and sale to the Investor of the Note and the Warrant.

1.2 Purchase and Sale of the Note and the Warrant.  Subject to the terms and conditions of this Agreement, the Investor hereby agrees to purchase at the Closing, and the Company hereby agrees to issue and sell to such Investor at the Closing (i) a Note, dated as of the date of the Closing, in the original principal amount equal to the dollar amount set forth opposite such Investor’s name under the heading “Original Principal Amount” on Schedule A hereto and (ii) a Warrant to purchase shares of Common Stock of the Company as set forth opposite such Investor’s name under the heading “Number of Warrant Shares” on Schedule A hereto, in exchange for cash in the amount set forth opposite such Investor’s name under the heading “Original Principal Amount” on Schedule A hereto.

1.3	Use of Proceeds. The Company agrees to use the net proceeds from the sale and issuance of the Note and Warrant pursuant to this Agreement for working capital and other general corporate purposes.

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1.4 Closing.  The purchase and sale of the Note and the Warrant will take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036 on the date hereof, or at such other time and place the Company and the Investor shall mutually agree, either orally or in writing (which time and place are designated as the “Closing”).

1.5 Delivery.  At the Closing, the Company will deliver to the Investor (a) the Note, the original principal amount of which shall be in such amount as is indicated next to such Investor’s name under the heading “Original Principal Amount” on Schedule A attached hereto, (b) the Warrant to purchase shares of Common Stock of the Company as set forth opposite such Investor’s name under the heading “Number of Warrant Shares” on Schedule A hereto, and (c) this Agreement, each executed by the Company.  At the Closing, the Investor shall deliver to the Company the amount set forth opposite such Investor’s name under the heading “Original Principal Amount” on Schedule A hereto by bank check, personal check or wire transfer of immediately available funds to such account as the Company designates, and this Agreement, executed by the Investor.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

2.1 Organization, Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as contemplated to be conducted.  The Company is duly qualified to transact business as a foreign corporation and is in good standing in any jurisdiction in which the failure to do so would have a material adverse effect on its business, properties, prospects or condition (financial or otherwise).

2.2 Certificate of Incorporation and Bylaws.  The Company has delivered to the Investor true, correct, and complete copies of the certificate of incorporation of the Company as in effect on the date hereof (the “Certificate of Incorporation”) and the Company’s bylaws as in effect on the date hereof (the “Bylaws”).

2.3 Power; Authority and Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Note and the Warrant (each, a “Loan Document” and, collectively, the “Loan Documents”) and to perform fully its obligations hereunder and thereunder.  The Company has all requisite corporate power and authority to issue and sell the Note and the Warrant to the Investor hereunder.  The execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company.  The Loan Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

2.4 Capitalization.

(a) Immediately prior to the date hereof, the Company is authorized to issue 1,074,500,000 shares of capital stock of which (i) 1,050,000,000 are designated as Common Stock, of which 191,228,541 shares are issued and outstanding (ii) and 24,500,000 are designated as Preferred Stock, of which (A) 2,000,000 are designated as Series A-1 Cumulative Convertible Preferred Stock (“Series A-1 Preferred Stock”) of which 845,895 shares are issued and outstanding, (B) 14,000,000 of which are designated Series B Participating Convertible Preferred Stock (“Series B Preferred Stock”) of which 8,801,274 shares are issued and outstanding, (C) 4,100,000 of which are designated Series C Participating Convertible Preferred Stock  (“Series C Preferred Stock”) of which 3,376,066 shares are issued and outstanding, and (D)

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4,400,000 which remain unallocated.  4,000,000 shares of Common Stock are reserved for issuance under the Company’s 1999 Stock Option Plan, under which 1,248,828 shares are subject to outstanding options and no further grants will be made; 7,000,000 shares of Common Stock are reserved for issuance under the Company’s 2009 Stock Compensation Plan, under which 2,478,913 shares are subject to outstanding awards and 4,448,102 shares are available for grant; 50,000,000 shares of Common Stock are reserved for issuance under the Company’s 2011 Stock Compensation Plan, under which 40,221,257 shares are subject to outstanding awards and 9,778,743 shares are available for grant; and 3,679,443 shares are subject to outstanding non-plan awards An aggregate of 542,106,699 shares of Common Stock are reserved for issuance upon the exercise of warrants and other convertible securities outstanding on the date hereof. As of the date hereof the Company has no other shares of capital stock authorized, issued, outstanding or reserved.

(b) As of the date hereof, other than as set forth in Section 2.4(a), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated; (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or, other than in connection with its Series B Preferred Stock or Series C Preferred Stock in accordance with its terms, to pay any dividend or make any distribution in respect thereof; and (iii) the Company has not reserved any shares of capital stock for issuance pursuant to any stock option plan or similar arrangement.

(c) There have been no adjustments to the exercise price or the conversion price of any options, warrants or other securities convertible into or exchangeable for shares of Common Stock, including Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not trigger any conversion or exercise price adjustments or any other anti-dilution rights or provisions relating to any shares of capital stock of the Company or any securities or rights convertible into or exercisable or exchangeable for shares of capital stock of the Company.

2.5 Authorization; Consents.  The execution, delivery and performance by the Company of this Agreement and the other Loan Documents, the sale, issuance and delivery of the Note and the Warrant and the performance of all of the obligations of the Company under this Agreement and each of the other Loan Documents have been authorized by the Company’s board of directors, the Special Committee, the requisite holders of the Series B Preferred Stock and the requisite holders of the Series C Preferred Stock, and no other corporate action on the part of the Company and no other corporate or other approval or authorization is required on the part of the Company or any other individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind (each a “Person”), by Law or otherwise, in order to make this Agreement and the other Loan Documents the valid, binding and enforceable obligations (subject to (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies) of the Company, as the case may be.  “Law” shall mean any foreign, federal, state or local law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order applicable to the Company.

2.6 Absence of Conflicts.  The Company is not in violation of or default under any provision of its Certificate of Incorporation or its Bylaws.  Other than the consent required from the holders of each of the Series B Preferred Stock and Series C Preferred Stock to the

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transactions contemplated hereby, which consent shall be obtained prior to Closing, the execution, delivery, and performance of, and compliance with the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, have not and will not:

(a)           violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of the Company’s Certificate of Incorporation or its Bylaws or any Material Contract; or

(b)           violate any judgment, ruling, order, writ, injunction, award, decree, or any Law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the Company or any of its assets, properties or businesses.

“Material Contract” shall mean all written and oral contracts, agreements, deeds, mortgages, leases, subleases, licenses, instruments, notes, commitments, commissions, undertakings, arrangements and understandings (i) which by their terms involve, or would reasonably be expected to involve, aggregate payments by or to the Company during any 12-month period in excess of $50,000, (ii) the breach of which by the Company or its subsidiary would be material to the Company or its subsidiary or (iii) which are required to be filed as exhibits by the Company with the SEC pursuant to Items 601(b)(4) and 601(b)(10) of Regulation S-K promulgated by the SEC.

2.7 Compliance with All Securities Laws; Offering Exemption.  Assuming the truth and accuracy of the Investor’s representations and warranties set forth in Section 3 hereof, (i) the offer and sale of the Note and the Warrant are exempt from registration under the Securities Act, and will be registered or qualified (or exempt from registration or qualification) under applicable state securities and “blue sky” Laws, as currently in effect, and (ii) the issuance and delivery of the Note, and the shares of Preferred Stock issuable upon conversion thereof, and the Warrant, and the shares of Common Stock issuable upon conversion thereof, respectively (and the Common Stock issuable upon conversion of the Preferred Stock) (collectively, the “Securities”), as contemplated by this Agreement, do not violate or breach any applicable securities laws.

2.8 Governmental Consents.  No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company’s valid execution, delivery or performance of this Agreement or the issuance and sale of the Securities, except such filings as have been made prior to the Closing, any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods thereafter.

2.9 SEC Reports; Disclosure.  The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the “SEC”) since December 31, 2010, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, each as in effect on the date such forms, reports and documents were filed.  The Company has made available to the Investor, in the form filed with the SEC (including any amendments thereto) its (i) Annual Report on Form 10-K for the year ended December 31, 2010; (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011 and June 30, 2011; (iii) Current Reports on Form 8-K dated December 31, 2010, January 24, 2011, January 28, 2011, March 7, 2011, March 29, 2011, March 31, 2011, May 26, 2011, July 14, 2011 and August 11, 2011 and on Form 8-K/A dated August 11, 2011 and (iv) all definitive proxy statements relating to the Company’s meeting of

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shareholders (whether annual or special) held since December 31, 2010 (collectively, the “SEC Reports”).  None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.10 Financial Statements.  Included in the SEC Reports are the audited financial statements of the Company as at and for the years ended December 31, 2010 and 2009 and the unaudited financial statements of the Company for the fiscal quarters ended March 31, 2011 and June 30, 2011 (the “Financial Statements”).  The Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and operating results of the Company and its subsidiary on a consolidated basis as of the dates, and for the periods, indicated therein, except that the unaudited financial statements as at and for the quarters ended March 31, 2011 and June 30, 2011 are subject to normal year-end adjustments and do not contain all notes required under GAAP.  As of the date hereof, the Company has no liabilities, obligations or commitments of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, due or to become due and regardless of when addressed) other than (a) liabilities that have arisen in the ordinary course of business consistent with past practice since the date of the Company’s most recent quarterly report on Form 10-Q that are not in excess of $100,000 in the aggregate and (b) obligations to perform after the date hereof any contracts or agreements which have been disclosed or which are not required to be disclosed in the SEC Reports because such contracts and agreements are not material to the Company.

2.11 Disclosure.  The Company understands and confirms that the Investor will rely on the foregoing representations in purchasing securities of the Company.  No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that the Investor does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

3. Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that:

3.1 Organization and Qualification.  The Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization to carry on its business as it is now being conducted or proposed to be conducted.

3.2 Authorization and Enforceability.  The Investor has all requisite corporate power and authority to enter into the Loan Documents, as applicable.  The execution, delivery and performance by the Investor of the Loan Documents to which it is a party, and the performance of all of the obligations of such Investor under each of such Loan Documents have been duly and validly authorized, and no other action, approval or authorization is required on the part of such Investor in order to make the Loan Documents the valid, binding and enforceable obligations (subject to (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies) of such Investor.  The Loan Documents constitute legal, valid and binding obligations of the Investor, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

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3.3 Purchase Entirely for Own Account.  The Securities will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

3.4 Access to Information.  The Investor has been given access to the Company and has had an opportunity to ask questions and receive answers from the Company regarding the Company’s business, prospects, properties and condition (financial or otherwise) and the terms and conditions of the offering and sale of the Securities.  The foregoing, however, does not limit or modify in any respect the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.5 Investment Experience.  The Investor acknowledges that it is able to fend for itself and bear the economic risk of its investment, including the complete loss thereof, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  The Investor has not been organized for the purpose of acquiring the Securities.

3.6 Accredited Investor.  The Investor is an “accredited investor” within the meaning of the Securities and Exchange Commission’s Rule 501 of Regulation D as promulgated under the Securities Act.

3.7 Restricted Securities.  The Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, the Investor is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  The Investor understands Rule 144 is not currently available for the sale of the Securities.

3.8 Legends.  It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a) “NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.”

(b) Any legend required by the laws of any applicable state.

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4. Conditions to Closing; Covenants of Company.

4.1 Conditions of Investor’s Obligations at Closing.  The obligations of the Investor under this Agreement are subject to the fulfillment, on or prior to the date of the Closing, of each of the following conditions, any of which may be waived in whole or in part in writing by the Investor:

(a) The representations and warranties made by the Company in Section 2 shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date.

(b) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the date of Closing.

(c) No material adverse effect on the Company’s business, properties, prospects or condition (financial or otherwise) shall have occurred between June 30, 2011 and the date of the Closing and the President and/or Chief Executive Officer of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1(a), (b) and (c) have been fulfilled.

(d) Except for the notices required or permitted to be filed after the date of Closing pursuant to applicable federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(e) At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Securities shall be legally permitted by all laws and regulations to which such Investor and/or the Company are subject.

(f) At the Closing, the Company shall have delivered to the Investor a certificate executed by the Secretary of the Company dated as of the date of the Closing certifying with respect to (i) a copy of the Company’s Certificate of Incorporation and its Bylaws in effect on such date and that the Company is not in violation of or default under any provision of its Certificate of Incorporation or Bylaw as of and on the date of the Closing and (ii) board resolutions of the Company authorizing the transactions contemplated by this Agreement and the other Loan Documents.

(g) The Company shall have executed and delivered to the Investor the Note, in the form attached hereto as Exhibit A, and the Warrant, in the form attached hereto as Exhibit B, in each case in accordance with the original principal amounts and number of shares set forth on Schedule A opposite such Investor’s name.

4.2 Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Note and the Warrant at the Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, on or prior to the date of Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) The representations and warranties made by the Investor in Section 3 shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date.

(b) The Investor shall have delivered to the Company in accordance with Section 1.5 the dollar amount set forth opposite such Investor’s name under the heading “Original Principal Amount” on Schedule A hereto.

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4.3 Reservation of Stock.  The Company covenants that during the term the Note is convertible and the Warrant is exercisable, the Company will (i) reserve from its authorized and unissued Preferred Stock (and Common Stock issuable upon conversion thereof), a sufficient number of shares to provide for the issuance of the Preferred Stock (and Common Stock issuable upon conversion thereof), upon conversion of the Note, (ii) reserve from its authorized and unissued Common Stock, a sufficient number of shares to provide for the issuance of the Common Stock, upon exercise of the Warrant, and (iii) take all necessary steps to amend its Certificate of Incorporation to provide sufficient reserves of shares of Preferred Stock (and Common Stock issuable upon conversion thereof) issuable upon conversion of the Note and Common Stock issuable upon exercise of the Warrant.

5. Miscellaneous.

5.1 Waivers and Amendments.  Any provision of this Agreement, the Note or the Warrant may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of the Company and the Investor.

5.2 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.  Each of the parties hereto hereby irrevocably consents to the (non-exclusive) jurisdiction of the courts of the State of New York and of any Federal court located therein in connection with any suit, action or other proceeding arising out of or relating to the Loan Documents and waives any objection to venue in the State of New York.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction or any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.6 shall be deemed effective service of process on such party.

5.3 Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investor and the Closing of the transactions contemplated hereby indefinitely.

5.4 Successors and Assigns.  The Company may not assign its rights or obligations under the Loan Documents without the prior written consent of the Investor.  Subject to the foregoing sentence and the restrictions on transfer described in the Note, the provisions hereof and of the other Loan Documents shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and thereto.

5.5 Entire Agreement.  This Agreement (including the Schedules and Exhibits attached hereto), the Note and the Warrant constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

5.6 Notices, etc.  All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing, and may be delivered in person, by fax, overnight delivery service or United States mail, in which event they may be mailed by first-

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class, certified or registered, postage prepaid, addressed (a) if to the Investor, at the Investor’s address and facsimile number set forth on the signature page hereto, or to such other address or facsimile number as such Investor shall have furnished to the parties hereto in writing, or (b) if to the Company, at its address and facsimile number set forth on the signature page hereto, or at such other address or facsimile number as the Company shall have furnished to the parties hereto in writing.

5.7 Severability.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.8 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.  Any signature page delivered by a fax machine or email shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.  Any party who delivers such a signature page agrees to deliver promptly an original counterpart to each party to whom the faxed or emailed signature page was sent.

5.9 Non-Liability of Investor.  The relationship between the Company and the Investor is a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between such Investor and the Company.  All information supplied to the Investor is for Investor’s protection only and no other party is entitled to rely on such information.  There is no duty for the Investor to review, inspect, supervise, or inform the Company of any matter with respect to the Company’s business.  The Investor and the Company intend that such Investor may reasonably rely on all information supplied by the Company to such Investor, together with all representations and warranties given by the Company to such Investor, without investigation or confirmation by such Investor and that any investigation or failure to investigate will not diminish such Investor’s right to so rely.

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5.10 Expenses. Regardless of whether the Closing is effected, except as otherwise provided in the Note, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the other Loan Documents; provided, however, that the Company agrees to promptly pay all legal fees and out-of-pocket expenses incurred by counsel to the Investor in connection with the transactions contemplated by this Agreement and the other Loan Documents.

5.11 Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE INVESTOR AND THE COMPANY HEREBY WAIVE, AND COVENANT THAT NEITHER THE COMPANY NOR THE INVESTOR WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS

AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE INVESTOR AND THE COMPANY HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE.  The Company acknowledges that it has been informed by the Investor that the provisions of this Section 5.11 constitute a material inducement upon which the Investor is relying and will rely in entering into this Agreement. The Investor or the Company may file an original counterpart or a copy of this Section 5.11 with any court as written evidence of the consent of the Investor and the Company to the waiver of the right to trial by jury.

5.12 Further Assurances.  At any time or from time to time after any Closing, the Company, on the one hand, and the Investor, on the other hand, agrees to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the purchase contemplated herein and to otherwise carry out the intent of the parties hereunder.

5.13 Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

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EXHIBIT N

In Witness Whereof, the parties have caused this Note and Warrant Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

Company:

COMMUNICATION INTELLIGENCE CORPORATION

By:
Name:
Title:

Investor:

By:
       its

By:
Name:
Title:

SCHEDULE A
(OMITTED)

EXHIBIT N

A-1

EXHIBIT N
EXHIBIT A

Form of Unsecured Convertible Promissory Note

OMITTED

A-2

EXHIBIT N

Exhibit B

Form of Warrant to Purchase Shares of Common Stock

OMITTED

B-1